[Sidley & Austin Letterhead]



                               December 14, 2000


Credit Suisse First Boston Mortgage Securities Corp.
11 Madison Avenue
New York, New York 10010

          Re: Credit Suisse First Boston Mortgage Securities Corp. Commercial/Multifamily Mortgage Pass-Through Certificates Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel for Credit Suisse First Boston Mortgage Securities Corp., a Delaware corporation (the "Registrant"), in connection with the registration statement on Form S-3 (the "Registration Statement") being filed by the Registrant on or about the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Act") with respect to the Registrant's Commercial/Multifamily Mortgage Pass-Through Certificates (the "Certificates") to be issued from time to time. The Registration Statement relates to the registration under the Act of Certificates that will evidence interests in trust funds as described in the Registration Statement. The Certificates are issuable in one or more series (each a "Series") under separate pooling and servicing agreements (each, a "Pooling and Servicing Agreement") between the Registrant and, among others, the master servicer, the special servicer and trustee named therein. The Certificates of each Series are to be sold as described in the Registration Statement, in any amendment thereto and in the prospectus and prospectus supplement relating to such Series (the "Prospectus" and "Prospectus Supplement", respectively).

     In this connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we deemed necessary for the purposes of this opinion. In our examination, we have assumed the following: (a) the genuineness of all signatures; (b) the legal capacity of natural persons; (c) the authenticity of all documents submitted to us as originals; (d) the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents; and (e) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates that we have reviewed. As to any facts material to the opinions expressed herein which were not known to us, we have relied upon certificates, statements and representations of officers and other representatives of the Registrant and others.

     In rendering this opinion, we have assumed that: (a) the Pooling and Servicing Agreement with respect to each Series of Certificates is executed and delivered substantially in the form included or incorporated by reference as
Exhibit 4 to the Registration Statement; (b) each party to such Pooling and Servicing Agreement has the power and authority to enter into and perform all of such party's obligations thereunder; (c) such Pooling and Servicing Agreement has been duly authorized by all necessary action, executed and delivered by each party thereto; (d) such Pooling and Servicing Agreement constitutes the valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms; and (e) and the transactions contemplated to occur under the Registration Statement and such Pooling and Servicing Agreement with respect to such Series of Certificates in fact occur in accordance with the terms thereof.

     Based upon and subject to the foregoing, we are of the opinion that:

     1.   When--

          (i) the issuance and principal terms of each Series of Certificates have been duly authorized by appropriate corporate action by the Registrant, and

          (ii) the Certificates of such Series have been duly executed, authenticated and delivered in accordance with the terms and conditions of the Pooling and Servicing Agreement relating to such Series and sold in the manner described in the Registration Statement, in any amendment thereto and in the Prospectus and Prospectus Supplement relating thereto, the Certificates of such Series will be legally and validly issued and outstanding, fully paid and non-assessable, and the holders of such Certificates will be entitled to the benefits of the Pooling and Servicing Agreement relating to such Series as provided therein.

     2. The description set forth under the caption "Federal Income Tax Consequences" in the Prospectus included as a part of the Registration Statement correctly describes the material aspects of the federal income tax treatment, as of the date hereof, of an investment in the Certificates to investors that are United States persons (as defined in the Prospectus) and, where expressly indicated therein, to investors that are not United States persons.

     We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the headings "Legal Matters" and "Federal Income Tax Consequences" in the Prospectus and under the headings "Legal Matters" and "Federal Income Tax Consequences" in the Prospectus Supplement relating to each Series of Certificates with respect to which we act as counsel to the Registrant. In giving such consent, we do not consider that we are "experts", within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

     We express no opinion as to any laws other than the laws of the State of New York and the federal laws of the United States of America, and do not express any opinion, either implicitly or otherwise, on any issue not expressly addressed above.

                                       Very truly yours,

                                       /s/ Sidley & Austin